UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2008

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	33-25350-FW (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (86) 27-5970-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2008, Wuhan General Group (China), Inc. (the “Company”) entered into the First Amendment to Series A Convertible Preferred Stock Purchase Agreement dated as of May 19, 2008 (the “Amendment”) with Vision Opportunity Master Fund, Ltd., Blue Ridge Investments, L.L.C., QVT Fund, LP, TCW Americas Development Association, L.P. and Lighthouse Consulting Limited. The Amendment amends that certain Series A Convertible Preferred Stock Purchase Agreement dated as of February 7, 2007 (the “Agreement”) among the Company and each of the persons named on Exhibit A thereto. The Amendment extends the date on which a portion of the prescribed liquidated damages may be incurred by the Company to July 31, 2008, if the shares of the Company’s common stock are not listed on the Nasdaq Capital Market or the Nasdaq Global Market by the same date. In addition, the Amendment limits the maximum amount of liquidated damages that may be incurred by the Company and specifies that all penalty shares will be newly issued shares of the Company.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 First Amendment to Series A Convertible Preferred Stock Purchase Agreement, dated as of May 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: June 4, 2008	By:	/s/ Xu Jie
Name: Xu Jie
Title: President and Chief Executive Officer

EXHIBIT INDEX
Form 8-K
June 4, 2008

Filed
Exhibit No.	Description	Herewith	By Reference
10.1	First Amendment to Series A Convertible Preferred Stock Purchase Agreement, dated as of May 19, 2008.	X